UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2025

VOCODIA HOLDINGS CORP.
(Exact name of registrant as specified in its charter)

Wyoming	001-41963	86-2473253
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7781NW Beacon Square Blvd. Unit 102-V64 Boca Raton Florida 33487

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (561) 826-2140

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	VHAI	OTC Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 175 of the Securities Act of 1933 (§230.175 of this chapter) or Rule 405 of the Securities Exchange Act of 1934 (§240.405 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 23, 2025, Vocodia Holdings Corp (the “Company”) entered into a Forbearance and Warrant Exchange Agreement (the “Agreement”) with Eleven 11 Management LLC (the “Investor”). The Agreement addresses certain events of default under the Company’s existing Senior Secured Convertible Promissory Note dated May 13, 2025, and related agreements (the “Loan Documents”).

Pursuant to the Agreement, the Investor has agreed to forbear from exercising its rights and remedies with respect to specific existing defaults, including the Company’s failure to remain current with its SEC reporting obligations. The forbearance is conditioned upon the Company becoming fully current in its SEC reporting obligations within thirty (30) days following the effective date of the Agreement. During the forbearance period, interest will accrue at the non-default rate, and the Investor will not charge Monitoring Fees or initiate collection actions against the collateral securing the Note.

In connection with the forbearance, the Agreement effectuates a securities exchange under Section 3(a)(9) of the Securities Act of 1933, which provides an exemption from registration for securities exchanged by the issuer with its existing security holders exclusively where no commission or other remuneration is paid or given directly or indirectly for soliciting such exchange. The Investor has surrendered and the Company has canceled a Common Share Purchase Warrant issued on May 13, 2025, for 611,111,111 Warrant Shares. As consideration for the surrender and cancellation of the Warrant, the Outstanding Balance under the Loan Documents is increased by $385,000. Prior to the Agreement the balance due under the Loan Documents as of the Effective Date, including principal, interest, penalties, fees and all other amounts due pursuant to the terms of the Loan Documents was $1,106,814.81

The Agreement also includes a waiver of certain covenants related to cryptocurrency and digital-asset transactions, permanently releasing the Company from obligations regarding the use of proceeds for such transactions.

This summary is qualified in its entirety by reference to the full text of the Forbearance and Warrant Exchange Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Forbearance and Warrant Exchange Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOCODIA HOLDINGS CORP.

	By:	/s/ Brian Podolak
Date: December 30, 2025	Name:	Brian Podolak
	Title:	Chief Executive Officer